EXHIBIT 99.1


    America Online Announces New Corporate Structure, Pricing and Features to
               Leverage Global Assets and Extend Brand Leadership

   Separate Operating Divisions Created for Three Global Businesses: Consumer
                          Networks, Content and Access

          Robert W. Pittman Named to Oversee Flagship Consumer Network

  New Competitive Pricing Plan, Original Programming and Technological Features
            Advance Strategy to Build on Renewed Membership Momentum

   Company Announces One-Time Charge to Earnings Reflecting New Business Model

DULLES, VA, October 29, 1996 - America Online, Inc. announced today a series of initiatives to fully leverage its global assets in consumer networks, content and access by more closely aligning its business structure with emerging opportunities in the interactive market, and to further distinguish its flagship online brand as the leader in value, content and service.

Steve Case, Chairman and Chief Executive Officer of America Online, Inc., stated, "America Online has grown rapidly in recent years, and is now the global
leader in interactive services.   The steps we're announcing today build on that
leadership by fully leveraging our assets in consumer networks, content and access as separate business opportunities. At the same time, through new competitive 'unlimited' pricing and a superior consumer offering enhanced by new programming and design advances, we are further strengthening the position of our flagship America Online brand as the undisputed leader in value and service and the clear choice for millions of consumers worldwide."

New Structure Fully Leverages Global Leadership in Three Global Interactive Businesses

America Online is a worldwide leader in each of three core elements of the interactive services business: consumer networks that provide consumers with a complete package of interactive services; the conception and development of new content brands for consumer networks and the Internet; and the deployment of access infrastructure to handle rapid growth for consumers and to meet the
growing information-technology needs of businesses.   The new corporate
structure announced today was designed to leverage each of these assets by managing each as a separate area of business, driven by fully-focused, world-class leadership.

The new corporate structure separates AOL into three operating divisions: AOL Networks, which will oversee the company's flagship Internet online service; AOL Studios, which will build new content brands for AOL and cross-distribution platforms; and ANS Communications, which will deploy access infrastructure globally for AOL and the industry at large.

The company named Robert W. Pittman, formerly CEO of MTV Networks and more
recently CEO of Century 21 Real Estate Corporation, to head AOL Networks.   Ted
Leonsis, who presently heads AOL Services Co., will lead AOL Studios. Bruce Bond, hired earlier in 1996 to lead ANS Communications, will continue in that role.

"Our global businesses in consumer networks, content and access coincide with areas of extraordinary growth opportunity in the interactive world," Case continued. "Therefore, we have chosen to manage them as separate assets, and entrusted each one of them to a leader who can be passionate about the possibilities and nimble in inventing new approaches."

"Bob Pittman brings our flagship service valuable skills as a consummate brand-builder and marketer, a programming innovator and a leader in developing new services, technologies and pricing structures in national consumer businesses ranging from media to theme parks to home ownership. As President of AOL Services for the past two years, Ted Leonsis helped us grow from 1 million members to nearly 7 million and from $100 million to more than $1 billion in revenues, and has led our efforts to build original content programming. He will now focus his energies developing the most successful and valuable studio system in the interactive industry. Bruce Bond, who took charge of ANS Communications this summer and is a widely-respected leader in the communications industry, is poised to accelerate the division's growth in wide-area networking and large-scale TCP/IP dial-up services," Case concluded.

AOL Networks will oversee the branded America Online service, the undisputed world leader in Internet online services with nearly 7 million members worldwide. With the industry's leading brand name, its highest quality and most user-friendly interface, and most prolific subscriber-acquisition capabilities, AOL is the best positioned service to further develop and pursue its evolving business strategy of meeting the needs of the widest possible audience as the Internet becomes a mass-market phenomenon.

At its inception, AOL Studios will be the largest producer of original content and programming in the new-media industry, managing a portfolio of more than 50 titles, properties and channels created by more than 1000 professionals. The division intends to continue to build its leadership franchises in chat, local programming, sports, news, games and key vertical segments, such as entertainment, serving both AOL Networks and other interactive distribution channels and Internet Service providers. Initially, AOL Studios will oversee Digital Cities, a leading provider of locally oriented services; ImagiNation Network, a leading provider of multi-player game services; Virtual Places, a breakthrough approach to providing chat and community on the Web; and AOL's existing content investments, including its Greenhouse investments and joint ventures with Time Warner Turner, ABC and New Line.

Recognized as a pioneer in Internet connectivity, ANS Communications, acquired by AOL in 1995, maintains and develops technologies for high speed network access and deployment. Its dial-up network, the world's largest, offers customized, high-volume services to business customers, including a growing business in corporate intranets. ANS is also the primary supplier of AOLnet for AOL Networks.

America Online Announces New Pricing, Original Programming and Design Advances

AOL also announced today a new competitive pricing structure, immediate availability of its widely-acclaimed AOL 3.0 software for Macintosh and Windows 95 which include Microsoft's Internet Explorer web browser, a new fall programming lineup and additional "best-of-breed" technological features and design advances aimed at providing an unmatched consumer experience.

Case added, "By reclaiming the leadership in pricing and further distinguishing our product and performance, AOL not only offers consumers the best of all worlds - low prices and superior offering - but also builds a multiple income-stream business with growing revenues from advertising, transactions, licensing and new distribution channels based on more habitual use. Combined with the additional programming and 'best-of-breed' features we are announcing today, this pricing will give our members more reasons to use AOL - and to keep using AOL - from the ease of initial sign on through the breadth and diversity of programming content, to the quality of continuing customer support. We are confident based on our initial market testing - and our recent momentum in adding nearly 250,000 net new members in October alone - that our model of low price and superior offering aimed at the broadest possible market will strengthen our position as the most popular Internet online network."

The combination of a competitive price and superior product positions AOL to win existing online customers who prefer unlimited pricing for Internet access but also desire the full range of AOL content, programming and features, while capturing the next generation of "mass-market" consumers just entering the market with a compelling proposition. Two unlimited pricing tiers provide a "comfort factor" for heavy and medium users, while a $4.95 plan offers a starter price for light users.

The pricing alternatives include:
* a standard monthly plan of unlimited use of AOL including the Internet for $19.95
* advance payment rates of $14.95 per month for customers who pay for 2 years, and $17.95 per month for those who pay in advance for 1 year
* a "bring-your-own-access" rate of $9.95, offering unlimited access to the thousands of unique AOL features to the people who already have an Internet connection, particularly at school or work
* a light-usage program offering 3 hours of AOL per month for just $4.95, with additional time priced at $2.50 per hour.

Company to Take One-Time Charges

The Company also announced that effective immediately it will expense all
marketing costs as they are incurred.   Previously, the Company has deferred the
cost of certain of its marketing activities, such as the costs of mailing diskettes to prospective customers, and then amortized those costs over a period of time. To reflect the changes to its evolving business model as it reduces reliance on subscriber fees by growing new revenue streams, and as a result of changing market dynamics, the Company will expense all of its marketing costs going forward. In addition, the company will take a charge, as of September 30, 1996 of approximately $385 million, representing the balance of deferred subscriber acquisition costs, as of that date. The company also plans to take a one-time charge in the December 1996 quarter of up to $75 million, representing costs the Company expects to incur as it aligns the organization with emerging opportunities in the interactive market.

"The creation of these three new operating divisions, the rollout of new pricing and features, and this shift toward a simpler approach to financial reporting positions AOL for a business model reflecting sustained, controllable growth based on clearly establishing AOL as the best service for the widest range of consumers," Case said. "AOL is making the necessary moves to establish itself as the global leader in interactive services well into the next century."

Pittman Brings Record as Brand-Builder and Innovator

Best known as the programmer who created MTV, Pittman most recently led the CENTURY 21 organization in establishing record growth in earnings and franchise sales and in setting in motion a far-ranging transformation of the real-estate industry, including two major technology collaborations with America Online. During his tenure as chairman and CEO of Time Warner's Six Flags Entertainment, the company executed a national brand strategy which resulted in four straight years of record growth in attendance, revenues and earnings, and a near doubling of the market value of the company. As president and chief executive officer of Time Warner Enterprises, Pittman helped develop the company's interactive strategies and oversaw and developed a number of programming and entertainment investments.

Under Pittman's direction, MTV became the first profitable basic cable network company in the world. As COO and later CEO of MTV Networks, Pittman also oversaw the creation of VH-1 and Nick at Nite, the relaunch of Nickelodeon, the expansion into global markets and the company's 1984 Initial Public Offering. Pittman is a member of the Board of Directors of America Online, HFS Incorporated, 3DO, Excite Inc. and AMRE, Inc. and was formerly on the boards of Electronic Arts and MTV Networks.

Stated Pittman, "America Online is the most exciting company in the world today, best positioned to lead the interactive industry as it moves mainstream. I'm delighted to be joining the AOL team, and I am confident that the Company has an unusual opportunity to widen the gap with other online brands by leading the revolution as interactive services bring electronic commerce, media, communications and recreation to the mass market. For me, the 1980s were about 'I Want My MTV,' and I'm proud of the success we had there in building one of the largest brands in cable. But that success pales to what I believe is possible as we leverage the powerful AOL brand, unmatched ease of use, unique features, and competitive price to get tens of tens of millions of people around the globe to say 'I Need My AOL'."

America Online, Inc. (NYSE: AOL), based in Dulles, Virginia, is the world's most popular Internet online service, with nearly 7 million members worldwide. AOL offers its subscribers a wide variety of services including electronic mail, conferencing, software, computing support, interactive magazines and newspapers, and online classes, as well as easy and affordable access to services of the Internet. Founded in 1985, AOL today has a global workforce of more than 5,000 people. Personal computer owners can obtain America Online software at major retailers and bookstores or by calling 800/827-6364.